Exhibit 21.1

Subsidiaries of CareFusion Corporation

Set forth below is a list of subsidiaries of CareFusion Corporation. Unless otherwise indicated, all of the subsidiaries listed below are wholly-owned subsidiaries of CareFusion Corporation and are owned directly by either CareFusion Corporation or by wholly-owned subsidiaries of CareFusion Corporation.

Name of Subsidiary	Jurisdiction of Formation
CareFusion Australia 316 Pty Ltd	Australia
CareFusion Austria 322 Gmbh	Austria
Belgium Branch of CareFusion Netherlands 310 B.V.	Belgium
CareFusion Bermuda 224 Ltd.	Bermuda
CareFusion D.R. 203 Ltd.	Bermuda
CareFusion Brasil 231 Servicos e Comércio de Produtos Médicos Ltda.	Brazil
CareFusion Canada 307 ULC	Canada
CareFusion Canada 301, Inc.	Canada
CareFusion Canada 302, Inc.	Canada
CareFusion Canada 242 ULC	Canada
CareFusion (Shanghai) Commercial and Trading Co. Ltd.	China
CareFusion Hong Kong Limited	China
CareFusion 303, Inc. Shanghai Representative Office	China
CareFusion Hong Kong Limited, Beijing Representative Office	China
CareFusion Denmark, Filial of CareFusion Sweden 314 AB	Denmark
Rowa Nordic A/S	Denmark
CareFusion 323 JLT	Dubai
CareFusion Finland 320 Oy	Finland
CareFusion France 309 S.A.S.	France
VIASYS Healthcare Sarl	France
VIASYS Neurocare France SAS	France
CareFusion Germany 234 GmbH	Germany
CareFusion Germany 277 GmbH	Germany
CareFusion Germany 318 GmbH	Germany
CareFusion Germany 506 GmbH	Germany
MicroMedical Deutschland GmbH	Germany
Rowa Automatiseierungssyteme GmbH	Germany
SensorMedics GmbH	Germany
VIASYS Healthcare Island ehf	Iceland
CareFusion U.K. 306 Limited, Hungary Representative Office	Hungary
Cardinal Health India Private Limited	India
Care Fusion Development Private Limited	India
CareFusion Manufacturing Ireland 241 Limited	Ireland
VIASYS Healthcare Ireland Limited	Ireland
CareFusion Italy 237 S.r.l.	Italy
CareFusion Italy 311 S.r.l.	Italy
CareFusion Italy 312 S.p.A.	Italy
Rowa Italia S.r. l.	Italy
Bird Products (Japan) Ltd.	Japan
CareFusion Japan 233 K.K.	Japan
CareFusion Japan 324 GK	Japan
CareFusion Luxembourg 501 Sarl	Luxembourg
CareFusion Mauritius 502 Ltd.	Mauritius
Cardinal Health Mexico 213 S.A. de C.V.	Mexico

Name of Subsidiary	Jurisdiction of Formation
Enturia de Mexico S. de R.L. de C.V.	Mexico
Productos Urologos de Mexico SA de C.V.	Mexico
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico
Rowa Nederlands B.V.	Netherlands
CareFusion New Zealand 313 Limited	New Zealand
CareFusion Norway 315 A/S	Norway
CareFusion U.K. 306 Limited, Poland Representative Office	Poland
CareFusion Singapore 243 Pte. Ltd.	Singapore
CareFusion Singapore 423 Pte. Ltd.	Singapore
CareFusion S.A. 319 (Proprietary) Limited	South Africa
CareFusion Iberia 308 S.L.	Spain
CareFusion Sweden 289 AB	Sweden
CareFusion Sweden 314 AB	Sweden
CareFusion Switzerland 317, Sarl	Switzerland
CareFusion Netherlands 238 B.V.	The Netherlands
CareFusion Netherlands 310 B.V.	The Netherlands
CareFusion Netherlands 503 B.V.	The Netherlands
CareFusion Netherlands 504 B.V.	The Netherlands
CareFusion Netherlands Financing 283 C.V.	The Netherlands
Dutch American Manufacturers (D.A.M.) B.V.	The Netherlands
CareFusion U.K. 232 Limited	United Kingdom
CareFusion U.K. 235 Limited	United Kingdom
CareFusion U.K. 236 Limited	United Kingdom
CareFusion U.K. 240 Limited	United Kingdom
CareFusion U.K. 244 Limited	United Kingdom
CareFusion U.K. 284 Limited	United Kingdom
CareFusion U.K. 285 Limited	United Kingdom
CareFusion U.K. 286 Limited	United Kingdom
CareFusion U.K. 287 Limited	United Kingdom
CareFusion U.K. 288 Limited	United Kingdom
CareFusion U.K. 305 Limited	United Kingdom
CareFusion U.K. 306 Limited	United Kingdom
Bird Products Corporation	United States - California
Medegen, LLC	United States - California
SensorMedics Corporation	United States - California
Cardal II, LLC	United States - Delaware
CareFusion 202, Inc.	United States - Delaware
CareFusion 203, Inc.	United States - Delaware
CareFusion 206, Inc.	United States - Delaware
CareFusion 207, Inc.	United States - Delaware
CareFusion 209, Inc.	United States - Delaware
CareFusion 211, Inc.	United States - Delaware
CareFusion 212, LLC	United States - Delaware
CareFusion 213, LLC	United States - Delaware
CareFusion 2200, Inc.	United States - Delaware
CareFusion 2201, Inc.	United States - Delaware
CareFusion 302, LLC	United States - Delaware
CareFusion 303, Inc.	United States - Delaware
CareFusion 304, LLC	United States - Delaware
CareFusion EIT, LLC	United States - Delaware
CareFusion Manufacturing, LLC	United States - Delaware
CareFusion Resources, LLC	United States - Delaware
CareFusion Solutions, LLC	United States - Delaware

Name of Subsidiary	Jurisdiction of Formation
EME Medical, Inc.	United States - Delaware
IVAC Overseas Holding L.P.	United States - Delaware
VIASYS Holdings Inc.	United States - Delaware
VIASYS Polymer Products, LLC	United States - Delaware
CareFusion 205, Inc.	United States - Illinois
Enturican, Inc.	United States - Kansas